UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2010

FIDELITY D & D BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 342-8281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On December 2, 2010, the Board of Directors of Fidelity D & D Bancorp, Inc. (the “Company”) appointed Daniel J. Santaniello as President and Chief Executive Officer of the Company and its wholly owned subsidiary, Fidelity Deposit and Discount Bank (the “Bank”).  Further, the Board of Directors appointed Timothy P. O’Brien as Senior Executive Vice President of the Company and the Bank.

Mr. Santaniello, age 45, has served as Executive Vice President and Chief Operating Officer of the Company since 2004 and the Bank since 2001.  Mr. O’Brien, age 59, has served as Executive Vice President and Chief Commercial Banking Officer of the Bank since 2008.  Prior to joining the Bank, Mr. O’Brien was a member of Senior Management as Commercial Loan Officer of Community Bank and Trust Company in Clarks Summit, Pennsylvania.

Messrs. Santaniello and O’Brien were not appointed to their positions pursuant to any arrangement or understanding with any other person, and they have no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Messrs. Santaniello and O’Brien and any director or executive officer of the Company.

A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Date: December 3, 2010	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press Release